July 5, 2001


Richard Babcock, First Vice President
Bank One, NA
Managed Assets Department
1 Bank One Plaza
17th Floor/IL 1-0631
Chicago, Illinois 60670

Scott Manookin, Vice President
Wells Fargo Bank Northwest, N.A.
Loan Adjustment Group
79 South Main, 8th Floor
Salt Lake City, Utah 84111

Ladies and Gentlemen:

          Reference is made to the Third Amendment to Amended Credit Agreement dated June 29, 2001 (the "Third Amendment"). This letter will serve to confirm our agreement that, due to a delay in executing the Third Amendment, the payment by the Borrower as described in Section 1 of the Third Amendment shall occur on July 5, 2001. The Borrower and each of the Guarantors shall not be in default of the Credit Agreement or the Third Amendment, including any default with respect to the Aggregate Commitment limit or the Total Indebtedness/Adjusted EBITDA Ratio, as a result of such payment extending beyond June 30, 2001, provided that the Borrower and the Guarantors are otherwise in compliance with those provisions after taking into account the July 5, 2001 payment.

                                        Sincerely,

                                        SOS STAFFING SERVICES, INC.


                                        By:/s/ Kevin Hardy
                                           -----------------------------
                                        Kevin Hardy
                                        Chief Financial Officer

AGREED TO:

BANK ONE, NA                            WELLS FARGO BANK NORTHWEST, N.A.


By: /s/ Richard Babcock                 By: /s/ Scott Manookin
    --------------------------              ---------------------
Its:First Vice President                Its: Vice President